Exhibit 99.1

ATP Announces Second Quarter 2009 Results

HOUSTON--(BUSINESS WIRE)--August 7, 2009--ATP Oil & Gas Corporation (NASDAQ:ATPG) today announced second quarter 2009 results and provided a hedging update.

Highlights include:

  Achieved initial production from two wells, one at South Marsh Island 190 in the Gulf of Mexico and one at Wenlock in the North Sea;
  Completed a $68.2 million common stock issuance, net of fees and expenses;
  Reduced long-term debt by $24.9 million in the second quarter and $58.7 million in the first six months of 2009;
  Hedged 2.2 million Bbls of crude oil at an average price of $68.36 per Bbl and 4.7 Bcf of natural gas at an average price of $6.08 per MMBtu.

ATP recorded net loss attributable to common shareholders of $4.4 million, or $(0.12) per basic and diluted share for the second quarter 2009, compared to a net loss of $11.8 million or $0.33 per basic and diluted share for the second quarter 2008. Oil and gas production for the second quarter 2009 was 1.6 MMBoe (58% oil) versus 3.1 MMBoe (46% oil) for the second quarter 2008. The partial sale of producing properties in the Gulf of Mexico and North Sea and natural declines contributed to lower production. Revenues from oil and gas production were $80.9 million for the second quarter 2009, compared to $191.8 million for the second quarter 2008. The decrease in revenues was primarily due to lower commodity prices and production.

As of June 30, 2009, ATP estimated its proved and probable reserves to be 193 MMBoe (57% oil) with a PV-10 value of $5.3 billion based on strip pricing in effect at June 30, 2009. Cash and cash equivalents as of June 30, 2009 were $100.2 million. Working capital, as defined in ATP’s senior secured credit facility, was $34.3 million as of June 30, 2009. For the quarter ended June 30, 2009, ATP was in compliance with all the terms of its credit agreement. Moreover, based on the Company’s current projections of production, asset monetizations, and existing liquidity, ATP believes that it will remain in compliance with all of its financial covenants throughout 2009.

During the first half of 2009, ATP incurred $240.0 million of capital expenditures toward its budgeted property developments. Additionally, during that period we capitalized interest of approximately $44.0 million. These costs were incurred primarily at the Telemark and Gomez Hubs in the Gulf of Mexico and at the Wenlock development in the North Sea. We are revising our 2009 estimated capital expenditure budget, which excludes capitalized interest, to a range of $350 million to $400 million from the previously announced range of $300 million to $400 million.

In June 2009, we conveyed limited-term net profits interests (“NPIs”) to three vendors in exchange for the value of their services and equipment that they will contribute to complete the development of our 100% owned Telemark Hub properties. At June 30, 2009, in addition to the capital expenditures noted above, we recorded the aggregate value of the services and equipment contributions of $43.3 million, and it is expected that additional contributions of about $80 million will be made in the second half of 2009 at the Telemark Hub. The total expected value of the NPIs is approximately $200 million. The NPIs provide for payments to the vendors out of the net profits from specified properties, for a limited time until the amounts of the NPIs are satisfied, at which time the interests will revert to ATP. Payments begin upon commencement of production from the specified properties and are due solely from the proceeds from the sale of production from the properties.

During the second quarter 2009, ATP issued 8.75 million shares of common stock and received net proceeds of $68.2 million ($8.25 per share before underwriters’ discounts and commissions and offering expenses.) In accordance with ATP’s term loans, ATP used $17.0 million of net proceeds from the issuance to reduce the Asset Sale Facility. During the first six months of 2009, ATP has reduced outstanding debt by $58.7 million, including $36.4 million from proceeds of asset sales, $17.0 million from the equity issuance, and $5.3 million from scheduled principal payments.

Since ATP announced first quarter earnings on May 7, 2009, ATP has been active in the derivatives market, hedging 2.2 million Bbls of crude oil at an average price of $68.36 per Bbl, 3.6 Bcf of natural gas in the U.S. at an average price of $5.73 per MMBtu and 1.1 Bcf of natural gas in the U.K. at an average price of $7.26 per MMBtu. ATP also unwound some natural gas derivatives in the second quarter, receiving cash proceeds of $14.1 million on U.S. fixed forward contracts and $0.8 million on U.K. natural gas swap contracts. A detailed hedge and derivative schedule is provided near the end of this press release.

ATP's selected financial data schedule included within this press release contains additional information on the company’s activities for the second quarter 2009 and comparable period in 2008.

Selected Financial Data	Three Months Ended		Six Months Ended
(Unaudited)	June 30,		June 30,
	2009	2008	2009	2008

Production
Natural gas (MMcf)	3,950	9,969	8,424	21,813
Gulf of Mexico	2,999	5,475	6,886	11,940
North Sea	951	4,494	1,538	9,873

Oil and condensate (MBbls)	898	1,414	1,813	3,036
Gulf of Mexico	893	1,402	1,807	3,012
North Sea	5	12	6	24

Natural gas, oil and condensate
Mcfe	9,339	18,455	19,302	40,029
Boe	1,557	3,076	3,217	6,672

Average Prices (1)
Natural gas (per Mcf)	$4.24	$7.93	$4.51	$8.49
Gulf of Mexico	3.94	9.99	4.31	9.61
North Sea	5.18	5.42	5.39	7.14
Oil and condensate (per Bbl)	58.76	74.89	48.77	74.39

Natural gas, oil and condensate
Per Mcfe	$7.44	$10.02	$6.55	$10.26
Per Boe	44.64	60.12	39.30	61.56

Deferred Revenue Recognized ($000's)
Natural gas	$2,300	$1,409	$4,256	$1,409
Oil and condensate	9,015	5,447	18,419	5,447
Total	11,315	6,856	22,675	6,856

Gain (Loss) on Oil and Gas Derivatives ($000's)
Natural gas contracts
Realized or settled during the period	$20,465.00	$-	$36,826.00	$-
Unrealized	(17,767)	(33,979)	(16,652)	(33,979)
Oil and condensate contracts
Realized or settled during the period	(455)	(2,319)	(455)	(2,319)
Unrealized	(31)	(13,845)	(1,262)	(13,845)
Total	2,212	(50,143)	18,457	(50,143)

(1) Includes the effect of cash flow hedges in 2008. Effective January 1, 2009, four U.K. contracts are accounted for as hedges and aggregate net settlements of $0.9 million and $0.6 million are reflected in the average oil and gas prices noted above for the three and six months ended June 30, 2009, respectively.

2nd Quarter 2009 Conference Call

ATP Oil & Gas Corporation (NASDAQ:ATPG) will host a live conference call on Friday, August 7th at 9:00 am CT to discuss the company’s second quarter results followed by a Q&A session.

Date: Friday, August 7, 2009

Time: 10:00 am ET; 9:00 am CT; 8:00 am MT and 7:00 am PT

ATP invites interested persons to listen to the live webcast on the company’s website at www.atpog.com. Phone participants should dial 888-809-5987. A digital replay of the conference call will be available at 888-203-1112, ID# 5709848, for a period of 24 hours beginning at 12:00 pm CT, and the webcast will be archived for 30 business days at www.atpog.com.

About ATP Oil & Gas Corporation

ATP Oil & Gas is an international offshore oil and gas development and production company with operations in the Gulf of Mexico and the North Sea. The company trades publicly as ATPG on the NASDAQ Global Select Market. For more information about ATP Oil & Gas Corporation, visit www.atpog.com.

Forward-looking Statements

Certain statements included in this news release are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. ATP cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those ATP expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business. The SEC has generally permitted oil and gas companies, in filings made with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We and our independent third party reservoir engineers use the terms "probable" and “possible” and we use the term “recoverable hydrocarbons” to describe volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves. All estimates of probable and possible reserves in this news release have been prepared by our independent third party engineers and all estimates of recoverable hydrocarbons have been prepared by management. More information about the risks and uncertainties relating to ATP's forward-looking statements is found in our SEC filings.

CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)
	June 30,	December 31,
	2009	2008
Assets

Current assets:
Cash and cash equivalents	$100,190	$214,993
Restricted cash	5,726	-
Accounts receivable (net of allowance of $204 and $352, respectively)	74,820	93,915
Deferred tax asset	35,629	39,150
Derivative asset	1,404	15,366
Other current assets	19,062	11,954
Total current assets	236,831	375,378
Oil and gas properties:
Oil and gas properties (using the successful efforts method of accounting):
Proved properties	3,148,366	2,802,315
Unproved properties	15,124	14,705
	3,163,490	2,817,020
Less accumulated depletion, impairment and amortization	(1,033,520)	(944,817)
Oil and gas properties, net	2,129,970	1,872,203
Furniture and fixtures (net of accumulated depreciation)	450	470
Deferred financing costs, net	11,589	13,493
Other assets, net	14,454	14,066
Total assets	$2,393,294	$2,275,610

Liabilities and Equity

Current liabilities:
Accounts payable and accruals	$191,784	$277,914
Current maturities of long-term debt	10,500	10,500
Asset retirement obligation	35,923	32,854
Derivative liability	645	8,114
Deferred tax liability	148	-
Other current liabilities	9,159	9,537
Total current liabilities	248,159	338,919
Long-term debt	1,302,694	1,356,130
Asset retirement obligation	102,404	99,254
Deferred tax liability	105,161	101,953
Derivative liability	2,262	1,194
Deferred revenue	36,554	59,229
Net profits interests	43,267	-
Other liabilities	3,699	2,582
Total liabilities	1,844,200	1,959,261
Temporary equity-redeemable noncontrolling interest	139,609	-
Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	45	36
Additional paid-in capital	472,809	400,334
Retained earnings	26,914	29,644
Accumulated other comprehensive loss	(89,372)	(112,754)
Treasury stock, at cost	(911)	(911)
Total shareholders' equity	409,485	316,349

Total equity	549,094	316,349
Total liabilities and equity	$2,393,294	$2,275,610

CONSOLIDATED INCOME STATEMENTS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Oil and gas revenues	$80,897	$191,809	$149,153	$417,846
Insurance proceeds & other	-	-	13,664	897
	80,897	191,809	162,817	418,743

Costs and operating expenses:
Lease operating	17,358	23,770	37,572	48,388
Exploration	93	-	267	-
General and administrative	7,105	8,831	18,208	18,067
Depreciation, depletion and amortization	43,575	79,873	82,973	169,272
Impairment of oil and gas properties	699	-	8,748	-
Accretion of asset retirement obligation	3,041	4,281	5,945	8,581
Loss on abandonment	16	1,036	1,013	1,413
Other, net	140	(264)	288	(110)
	72,027	117,527	155,014	245,611
Income from operations	8,870	74,282	7,803	173,132

Other income (expense):
Interest income	160	644	373	1,872
Interest expense	(10,174)	(24,236)	(22,797)	(52,363)
Derivative income (expense)	2,212	(50,190)	18,457	(50,150)
Loss on extinguishment of debt	-	(24,220)	-	(24,220)
	(7,802)	(98,002)	(3,967)	(124,861)

Income (loss) before income taxes	1,068	(23,720)	3,836	48,271
Income tax (expense) benefit:
Current	732	2,078	354	(10,358)
Deferred	(1,906)	9,862	(654)	(2,848)
Total	(1,174)	11,940	(300)	(13,206)

Net income (loss)	(106)	(11,780)	3,536	35,065
Less amount attributable to the redeemable noncontrolling interest	(4,260)	-	(6,266)	-
Net income(loss) attributable to common shareholders	$(4,366)	$(11,780)	$(2,730)	$35,065
Net income (loss) per share attributable to common shareholders:
Basic	$(0.12)	$(0.33)	$(0.08)	$0.98
Diluted	$(0.12)	$(0.33)	$(0.08)	$0.97

Weighted average shares outstanding:
Basic	36,878	35,440	36,251	35,631
Diluted	36,878	35,440	36,251	36,072

CONSOLIDATED CASH FLOW DATA
(In Thousands)
(Unaudited)
	Six Months Ended
	June 30,
	2009	2008
		Restated
Cash flows from operating activities:
Net income	$3,536	$35,065
Adjustments to operating activities	107,223	255,865
Changes in assets and liabilities	(15,694)	(13,523)
Net cash provided by operating activities	95,065	277,407

Cash flows from investing activities:
Additions to oil and gas properties	(355,258)	(461,623)
Additions to furniture and fixtures	(110)	(93)
Proceeds from disposition of oil and gas properties	-	82,450
Increase in restricted cash	(5,726)	-
Net cash used in investing activities	(361,094)	(379,266)

Cash flows from financing activities:
Proceeds from long term debt	-	1,608,750
Principal payments of long term debt	(58,664)	(1,401,653)
Deferred financing costs	-	(15,391)
Proceeds from sale of noncontrolling interest	148,750	-
Partner distributions	(11,846)	-
Net profits interest payments	(907)	(10,871)
Issuance of common stock	68,398	-
Exercise of stock options	-	28
Net cash provided by financing activities	145,731	180,863

Effect of exchange rate changes on cash	5,495	(130)

Net increase (decrease) in cash and cash equivalents	(114,803)	78,874
Cash and cash equivalents, beginning of period	214,993	199,449

Cash and cash equivalents, end of period	$100,190	$278,323

Hedges and Derivatives Contracts

	2009			2010
	3Q	4Q	FY	1Q	2Q	3Q	4Q	FY
Gulf of Mexico
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)	1,912	1,912	3,824	1,800	905	910	910	4,525
Price ($/MMBtu)	$4.70	$4.93	$4.81	$5.37	$5.73	$5.73	$5.73	$5.58

Crude Oil
Volumes (MBbls)	305	460	765	450	455	184	184	1,273
Price ($/Bbl)	$67.60	$67.60	$67.60	$67.60	$67.60	$70.00	$70.00	$68.29
Reparticipation calls ($/Bbl)	$97.50	$97.50	$97.50	$97.50	$97.50	$110.00	$110.00	$101.11

Collars
Natural Gas
Volumes (MMMBtu)	460	460	920	450	1,365	1,380	1,380	4,575
Floor Price ($/MMBtu)	$4.00	$4.00	$4.00	$4.00	$4.75	$4.75	$4.75	$4.68
Ceiling Price ($/MMBtu)	$7.00	$7.00	$7.00	$7.00	$7.95	$7.95	$7.95	$7.86

Puts
Crude Oil
Volumes (MBbls)	460	460	920	90	91	92	92	365
Floor Price ($/Bbl)	$29.75	$29.75	$29.75	$24.70	$24.70	$24.70	$24.70	$24.70

North Sea
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)		759	759	270	273	276	276	1,095
Price ($/MMBtu)(1)		$6.51	$6.51	$7.27	$7.27	$7.27	$7.27	$7.27

Collars
Natural Gas
Volumes (MMMBtu)				450	455	460	460	1,825
Floor Price ($/MMBtu)(1)				$6.27	$6.27	$6.27	$6.27	$6.27
Ceiling Price ($/MMBtu)(1)				$9.41	$9.41	$9.41	$9.41	$9.41

The above are ATP's outstanding financial and physical commodity contracts.
Additional hedges, derivatives and fixed price contracts, if any, will be announced during the year.
(1) Assumes USD $1.65 to GBP 1.00 currency translation rate.

	2011
	1Q	2Q	3Q	4Q	FY
Gulf of Mexico
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)
Price ($/MMBtu)

Crude Oil
Volumes (MBbls)	90	91			181
Price ($/Bbl)	$72.00	$72.00			$72.00
Reparticipation calls ($/Bbl)	$115.00	$115.00			$115.00

Collars
Natural Gas
Volumes (MMMBtu)	1,350				1,350
Floor Price ($/MMBtu)	$4.75				$4.75
Ceiling Price ($/MMBtu)	$7.95				$7.95

Puts
Crude Oil
Volumes (MBbls)
Floor Price ($/Bbl)

North Sea
Fixed Forwards & Swaps
Natural Gas
Volumes (MMMBtu)
Price ($/MMBtu)(1)

Collars
Natural Gas
Volumes (MMMBtu)	270				270
Floor Price ($/MMBtu)(1)	$6.27				$6.27
Ceiling Price ($/MMBtu)(1)	$9.41				$9.41

The above are ATP's outstanding financial and physical commodity contracts.
Additional hedges, derivatives and fixed price contracts, if any, will be announced during the year.
(1) Assumes USD $1.65 to GBP 1.00 currency translation rate.

CONTACT:
ATP Oil & Gas Corporation, Houston
Chairman and CEO
T. Paul Bulmahn, 713-622-3311
or
Chief Financial Officer
Albert L. Reese Jr., 713-622-3311
www.atpog.com